Exhibit 3.4                                               FEDERAL IDENTIFICATION
                                                          NO. 04-2537528
                                                             -------------------

                       The Commonwealth of Massachusetts
                            William Francis Galvin
                        Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,            Ronald Feinstein                               , "President/*****
    ----------------------------------------------------------

and            Norman B. Asher                                , "Clerk/*********
    ----------------------------------------------------------

of             Lifeline Systems, Inc.
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                          (Exact name of corporation)

located at     640 Memorial Drive, Cambridge, MA 02139
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               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

               Article #3
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              (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 20,
                                                                       ------
1998, by vote of:
  --

4,902,377 shares of          Common Stock          of 5,803,096 shares
---------           ------------------------------    ---------
                    (type, class & series, if any)
outstanding.

          shares of                                of           shares
---------           ------------------------------    ---------
                    (type, class & series, if any)
outstanding and

          shares of                                of           shares
---------           ------------------------------    ---------
                    (type, class & series, if any)
outstanding.

/1/ -- being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or /2/ **********************************************
********************************************************************************
series of stock whose rights are adversely affected thereby:

VOTED:    To increase the authorized shares of Common Stock.


* Delete the inapplicable words.        ** Delete the inapplicable clause.
/1/ For amendments adopted pursuant to Chapter 156B. Section 70.
/2/ For amendments adopted pursuant to Chapter 156B. Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.
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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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     WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
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  TYPE         NUMBER OF SHARES     TYPE       NUMBER OF SHARES       PAR VALUE
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 Common:       None                Common:        10,000,000         $0.02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:    None                Preferred:     None               None
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Change the total authorized to:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
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   TYPE        NUMBER OF SHARES     TYPE       NUMBER OF SHARES       PAR VALUE
--------------------------------------------------------------------------------
 Common:       None                Common:        20,000,000         $0.02
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Preferred:    None                Preferred:     None               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of May, 1998.

    /s/ Ronald Feinstein       Ronald Feinstein    *President/******
--------------------------------------------------

    /s/ Norman B. Asher        Norman B. Asher     *Clerk/******
--------------------------------------------------

*DELETE THE INAPPLICABLE WORDS

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


          ___________________________________________________________
          ___________________________________________________________


          I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,000,00 having been paid, said articles are deemed to have been filed with me this 28th day of May 1998.



          Effective date: ___________________________________________



                            /s/ William Francis Galvin


                         WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


                             Norman B. Asher, Esq.
             ----------------------------------------------------
                             c/o Hale and Dorr LLP
                                60 State Street
             ----------------------------------------------------
                               Boston, MA 02109
             ----------------------------------------------------